                                                                   EXHIBIT 99.11

[LOGO OF KPMG PEAT MARWICK LLP APPEARS HERE]
Suite 3500 One Shell Square
New Orleans, LA 70139-3599



                         Independent Auditors' Report
                         ----------------------------



Board of Directors and Shareholders
Texas Drydock, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheets of Texas Drydock, Inc. and subsidiary (the Company) as of September 30, 1996 and 1995, and the related consolidated statements of earnings, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ KPMG PEAT MARWICK LLP


November 22, 1996

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                          Consolidated Balance Sheets

                          September 30, 1996 and 1995

              Assets                                       1996          1995
              ------                                       ----          ----
    Current assets:
       Cash and cash equivalents                        $ 2,837,019   10,665,101
       Accounts receivable:
           Contract receivables (notes 4 and 6)          14,021,636    2,194,466
           Other receivables                                267,810       20,603
       Costs and estimated earnings in excess of
         billings on uncompleted contracts (note 2)       1,135,966      467,916
       Other current assets                                  50,000       65,393
                                                        -----------  -----------
              Total current assets                       18,312,431   13,413,479
    Property and equipment, net (notes 3 and 4)          12,238,184    9,070,509
    Investment in joint venture                             279,278      238,477
                                                        -----------  -----------
                                                        $30,829,893  $22,722,465
                                                        ===========  ===========

           Liabilities and Shareholders' Equity
           ------------------------------------

    Current liabilities:
       Accounts payable - trade                           4,585,538      207,435
       Billings in excess of costs on uncompleted
         contracts (note 2)                               1,072,152            -
       Estimated loss on uncompleted contract             1,250,000            -
       Accrued expenses                                   2,543,834    1,287,267
       Current portion of long-term debt (note 4)           353,967      326,919
       Due to shareholder, net                               38,023      200,888
                                                        -----------  -----------
              Total current liabilities                   9,843,514    2,022,509
                                                        -----------  -----------
    Long-term debt, net (note 4)                          3,784,341    4,134,318
    Deferred income taxes (note 5)                          519,767      428,836
    Other liabilities                                       667,693      377,769

    Shareholders' equity:
       Common stock, $1 par value; 1,000
         shares authorized, issued and outstanding            1,000        1,000
       Retained earnings                                 16,013,578   15,758,033
                                                        -----------  -----------
              Total shareholders' equity                 16,014,578   15,759,033

    Commitments, contingencies and other
       matters (notes 7 and 8)                          -----------  -----------
                                                        $30,829,893   22,722,465
                                                        ===========  ===========


See notes to consolidated financial statements.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

           Consolidated Statements of Earnings and Retained Earnings

                    Years ended September 30, 1996 and 1995

                                                 1996           1995
                                                 ----           ----
Revenues (notes 2 and 6):
   Ship and rig repair                        $30,532,845    28,045,773
   Rig modification                            40,542,561             -
   New construction                                     -     6,803,340
   Fabrication and other                        2,745,692     5,796,563
                                              -----------   -----------
    Total revenues                             73,821,098    40,645,676
Cost of revenues                               70,306,107    29,580,693
                                              -----------   -----------
    Gross profit                                3,514,991    11,064,983
General and administrative expenses             3,929,895     4,041,992
                                              -----------   -----------
    Operating (loss) profit                      (414,904)    7,022,991
                                              -----------   -----------

Other income (expense):
   Interest income                                333,351       567,479
   Interest expense                              (364,544)     (289,999)
   Gain on sale or disposition of assets          351,045       237,152
   Gain on settlement of lawsuit (note 8)       1,731,927             -
   Loss on joint venture                           (9,199)      (92,541)
   Other, net                                           -        (6,988)
                                              -----------   -----------
     Total other income                         2,042,580       415,103
                                              -----------   -----------

Earnings before income taxes                    1,627,676     7,438,094
Income taxes (note 5)                             572,131     2,697,194
                                              -----------   -----------

     Net earnings                               1,055,545     4,740,900

Retained earnings:
   Beginning of year                           15,758,033    13,267,133
   Cash dividends paid                           (800,000)   (2,250,000)
                                              -----------   -----------
   End of year                                $16,013,578    15,758,033
                                              ===========   ===========


See notes to consolidated financial statements.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                    Years ended September 30, 1996 and 1995

                                                                             1996          1995
                                                                             ----          ----
Cash flows from operating activities:
    Net earnings                                                        $  1,055,545    4,740,900
    Adjustments to reconcile net earnings to
      net cash (used) provided by operating activities:
           Depreciation                                                    1,064,536      682,423
           Deferred income taxes                                              90,931      145,620
           Loss on joint venture                                               9,199       92,541
           Increase (decrease) in cash flows resulting
             from changes in the following operating
             assets and liabilities:
              Receivables                                                (12,074,377)   3,251,915
              Costs and estimated earnings in
                excess of billings on
                uncompleted contracts                                       (668,050)   1,805,825
              Other current assets                                            15,393       (9,603)
              Accounts payable - trade                                     4,378,103   (2,675,978)
              Billings in excess of costs on
                uncompleted contracts                                      1,072,152   (1,792,852)
              Accrued expenses                                             1,257,197     (170,406)
              Other liabilities                                              289,294            -
              Estimated loss on uncompleted
                contract                                                   1,250,000            -
              Due to shareholder, net                                       (162,865)     158,818
                                                                        ------------   ----------
              Total adjustments                                            3,478,487    1,488,303
                                                                        ------------   ----------
              Net cash (used) provided by operating
                activities                                                (2,422,942)   6,229,203
                                                                        ------------   ----------
    Cash flows used in investing activities:
       Capital expenditures                                               (4,232,211)  (2,681,420)
       Investment in joint venture                                           (50,000)    (193,518)
                                                                        ------------   ----------
              Net cash used in investing activities                       (4,282,211)  (2,874,938)

    Cash flows used in financing activities:
       Principal payments on long-term debt                                 (322,929)    (253,667)
       Dividends paid                                                       (800,000)  (2,250,000)
                                                                        ------------   ----------
              Net cash used in financing activities                       (1,122,929)  (2,503,667)
                                                                        ------------   ----------
              Net (decrease) increase in cash and cash
               equivalents                                                (7,828,082)     850,598

    Cash and cash equivalents:
       Beginning of year                                                  10,665,101    9,814,503
                                                                        ------------   ----------
       End of year                                                      $  2,837,019   10,665,101
                                                                        ============   ==========

                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                                               1996         1995
                                               ----         ----
Supplemental cash flow disclosures:
 Cash paid during the year for:
        Interest                              $373,084     237,499
                                              ========   =========
        Income taxes                          $218,561   2,930,000
                                              ========   =========

Supplemental schedules of noncash financing
  and investing activities -
   property and equipment acquired through
    assumption of debt                        $   -      3,200,000
                                              ========   =========


See notes to consolidated financial statements.

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                          September 30, 1996 and 1995


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Description of Business
          -----------------------

          Texas Drydock, Inc. and subsidiary (the Company) is engaged primarily in the business of ship and rig repair and heavy steel fabrication. The Company is affiliated with various other entities in the same general line of business through common ownership. The Company is an 80%-owned subsidiary of Maritime Holdings, Inc. (MHI). The Company was previously an 80%-owned subsidiary of City Capital Corporation
          (CCC). CCC transferred its stock in Texas Drydock, Inc. to its parent company Maritime Holdings, Inc. in March 1996.

          The Company's wholly-owned subsidiary, TDI International, Inc. (TDII), was formed in April 1994 in the Cayman Islands. TDII has a 49% interest in a corporate joint venture organized under the laws of Bahrain to provide fabrication, repair, modification and new construction of offshore drilling rigs, platforms, and related marine crafts. The investment in the common stock of the joint venture is accounted for by the equity method. The joint venture has not commenced significant operations as of September 30, 1996.

     (b)  Principles of Consolidation
          ---------------------------

          The consolidated financial statements include the accounts of Texas Drydock, Inc. and its subsidiary after eliminating all significant intercompany transactions.

     (c)  Revenue Recognition
          -------------------

          Revenues from long-term contracts, except those contracts negotiated on a time and material basis, are recognized on the percentage-of-completion method, measured by the percentage of labor dollars incurred to date to estimated total labor dollars for each contract. This method is used because management considers expended labor dollars to be the best available measure on the progress of contracts.

          Revenues from nonmajor ship and rig repair and steel fabrication are recognized on the completed contract method. This method is used because the typical contract is completed in three months or less; therefore, financial position and results of operations do not vary significantly from those which would result from the use of the percentage-of-completion method.

          Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred.

                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


          Provisions for estimated losses on uncompleted contracts are recorded in the period such losses become determinable. Revisions to estimated costs and contract profitability are recognized in the period the revisions become determinable.

          The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     (d)  Property and Equipment
          ----------------------

          Property and equipment is stated at cost, and depreciation and amortization are computed using the straight-line method over the estimated useful service lives of the related assets. Estimated useful lives assigned for major categories of property and equipment are as follows:


               Buildings, docking facilities and
                 improvements                         20 years
               Machinery and equipment                5-10 years
               Autos                                  3-5 years

     (e)  Income Taxes
          ------------

          Since its formation in 1986, the taxable income or loss of the Company has been included in the consolidated Federal income tax return of its majority stockholder. Under the intercompany tax-sharing agreement, income taxes are provided by the Company on a separate return basis, all of which are considered payable to the parent and recorded through the intercompany accounts.

          The Company utilizes the asset and liability method of Statement 109 to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


     (f)  Cash and Cash Equivalents
          -------------------------

          Cash and cash equivalents consist of cash, certificates of deposit and all highly-liquid instruments with an original maturity of three months or less.

     (g)  Environmental Expenditures
          --------------------------

          Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or the Company's commitment to a formal plan of action. The liabilities for environmental costs recorded in accrued expenses were $404,000 and $271,000 at September 30, 1996 and 1995, respectively.

     (h)  Use of Estimates
          ----------------

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make significant judgments that affect the reported revenues, gross profit, and percentage of completion. Actual results could differ from these estimates.

     (i)  Fair Value of Financial Investments
          -----------------------------------

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          . Cash and cash equivalents, trade accounts receivable, other receivables, other current assets, trade accounts payable, accrued expenses, due to shareholder. The carrying amounts approximate fair value because of the short maturity of those instruments.

          . Long-term debt. The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers.

                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


     (j)  Reclassification
          ----------------

          Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

(2)  Costs and Estimated Earnings on Uncompleted Contracts
     -----------------------------------------------------

     Uncompleted contracts at September 30, 1996 and 1995 are summarized as follows:

                                                                 1996             1995
                                                                 ----             ----
               Costs incurred on uncompleted contracts         $21,084,124      467,916
               Estimated loss on uncompleted contract           (1,250,000)           -
               Estimated earnings on uncompleted contracts         371,508            -
                                                               -----------      -------
                                                                20,205,632      467,916

                Less billings to date                           21,391,818            -
                                                               -----------      -------
                                                               $(1,186,186)     467,916
                                                               ===========      =======

     Uncompleted contracts are included in the accompanying consolidated balance sheets under the following captions:

                                                                 1996              1995
                                                                 ----              ----
               Costs and estimated earnings in excess
                 of billings on uncompleted contracts          $ 1,135,966      467,916
               Estimated loss on uncompleted contract           (1,250,000)           -
               Billings in excess of costs on
                 uncompleted contracts                          (1,072,152)           -
                                                               -----------      -------
                                                               $(1,186,186)     467,916
                                                               ===========      =======

(3)  Property and Equipment
     ----------------------

     Property and equipment at September 30, 1996 and 1995 consisted of the following:

                                                                 1996           1995
                                                                 ----           ----
               Land                                            $ 2,161,862    2,161,862
               Buildings, docking facilities and
                  improvements                                   8,071,695    5,401,275
               Machinery and equipment                           5,225,870    3,762,136
               Automobiles                                         185,358       87,301
                                                               -----------   ----------
                                                                15,644,785   11,412,574
               Accumulated depreciation and amortization        (3,406,601)  (2,342,065)
                                                               -----------   ----------
                   Net property and equipment                  $12,238,184    9,070,509
                                                               ===========   ==========

                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(4)  Long-term Debt
     --------------

     Long-term debt of $4,138,308 and $4,461,237 at September 30, 1996 and 1995,
     respectively, consists principally of promissory notes due in monthly installments. The notes have fixed interest rates ranging from 7% to 10% and variable rates of prime plus 1%. The notes are secured by land, building, docking facilities, and improvements and machinery and equipment with a net book value approximating $8 million. The notes have final maturities ranging from the year 2000 through 2013.

     Scheduled maturities of long-term debt are as follow:

        Year ending          Amount
        -----------          ------
           1997            $  353,967
           1998               388,940
           1999               427,628
           2000               280,351
           2001               120,234
           Thereafter       2,567,188
                           ----------

                           $4,138,308
                           ==========

      The Company has a revolving credit agreement with a bank which provides for borrowings up to $5,000,000 and expires in October 1997. Availability of funds under the agreement is limited by the level of eligible accounts receivable, inventories and the assessed value of a docking facility. Outstanding borrowings under this agreement are collateralized by accounts receivable, inventory and a collateral mortgage on a docking facility and bear interest at a varying rate determined at the time of each cash draw. In addition, the agreement is supported by the guaranty of the Company's parent company Maritime Holdings, Inc. Provisions of the agreement require that the Company be in compliance with certain covenants. At September 30, 1996, the funds available under the revolving credit agreement are reduced by a stand-by letter of credit securing certain of the Company's insurance premiums in the amount of $502,045. At September 30, 1996, no amounts were drawn under the revolving credit agreement

      At September 30, 1996, the fair value of debt outstanding approximates its carrying value based on interest rates currently available to the Company.


                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(5)  Income Taxes
     ------------

     The components of income tax expense are:

                                             Current     Deferred     Total
                                             --------    --------    -------

        Year ended September 30, 1996:
           U.S. Federal                    $  481,200      90,931      572,131
           State and local                        -           -            -
                                           ----------     -------    ---------
                                           $  48l,200      90,931      572,131
                                           ==========     =======    =========

        Year ended September 30, 1995:
           U.S. Federal                    $2,551,574     145,620    2,697,194
           State and local                        -           -            -
                                           ----------     -------    ---------
                                           $2,551,574     145,620    2,697,194
                                           ==========     =======    =========

     Income tax expense differs from amounts computed by applying the U.S. federal tax rate of 34% in 1996 and 1995 to earnings before income taxes primarily due to equity in losses on joint venture, meals and entertainment exclusions, benefits of lower tax bracket rate, and adjustments of prior year's estimated liabilities.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1996 and 1995 are presented below:

                                                           1996       1995
                                                         --------   --------
        Deferred tax assets -
           Accrued liabilities deductible for tax
             purposes when paid                          $248,843    150,269
           Less valuation allowance                           -          -
                                                         --------    -------
                Net deferred tax assets                   248,843    150,269
                                                         --------    -------

        Deferred tax liabilities:
           Plant and equipment, principally due
             to differences in depreciation              (751,610)  (559,540)
           Other                                          (17,000)   (19,565)
                                                         --------    -------

                Total gross deferred tax liabilities     (768,610)  (579,105)
                                                         --------    -------

                  Net deferred tax liability            $(519,767)  (428,836)
                                                         ========    =======


                                                                     (Continued)

                       TEXAS DRYDOCK, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(6)  Business and Credit Concentration
     ---------------------------------

     Three of the Company's largest customers accounted for 84% and 56% of total revenues for the years ended September 30, 1996 and 1995, respectively. Included in contract receivables at September 30, 1996 and 1995 are amounts due from these customers totaling approximately $12,500,000 and $1,600,000, respectively.

(7)  Related Party Transactions
     --------------------------

     CCC charged the Company $496,211 and $997,102 for consulting and other administrative services during the years ended September 30, 1996 and 1995, respectively. These fees are included in cost of revenues.

(8)  Commitments and Contingencies
     -----------------------------

     In February 1996, the Company settled a lawsuit against a former liability insurance carrier, Liberty Mutual Fire Insurance Company (Liberty) for approximately $1,732,000. The lawsuit was originally filed in 1992 as a result of Liberty's refusal to participate in the settlement of a lawsuit brought by the family of a former employee. The settlement award has been recorded as other income in the accompanying consolidated statement of earnings and retained earnings.

     The Company has entered into various operating lease agreements with unrelated parties for the use of certain real estate, a pier and equipment. At September 30, 1996, future minimum lease payments under noncancelable operating leases are as follows:

            1997                                $  292,260
            1998                                   237,260
            1999                                   214,104
            2000                                   212,000
            2001                                   212,000
            Thereafter                           1,850,000
                                                ==========

     In addition to minimum lease payments, the Company pays a usage fee based on gross registered tons per day for each vessel moored or on drydock at the leased premises. The Company incurred rent expense of approximately $1,133,000 and $913,000 for the years ended September 30, 1996 and 1995, respectively.

     Beginning in January 1994, the Company obtained workers' compensation coverage through its participation in a mutual indemnity association. The Company pays annual premiums (calls) to the association. In addition to amounts paid, the association has advised the Company of supplemental calls for each policy year covered. The Company has accrued for the supplemental calls as advised by the association. The association has purchased reinsurance for the years in which the Company


                                                                     (Continued)

                      TEXAS DRYDOCK, INC. AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


     has participated.   Accordingly, the association has taken into account the
     stop-loss threshold of the reinsurance in the computation of the estimated supplemental calls.

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. While the resolution of these matters cannot be predicted with certainty, management believes the final outcome of such matters will not have a materially adverse effect on the Company's consolidated financial position or results of operations.

     The Company participates in a deferred contribution pension plan sponsored by the parent. Employees participating in the plan may contribute up to 15% of their base salary, subject to federal limitations on absolute amounts contributed. The Company will match up to 6% of their base salary, with matching contributions of 50% of employee contributions. The amount contributed by the Company for 1996 and 1995 is not material.

(9)  Subsequent Events (Unaudited)
     -----------------------------

     Included in TDI's backlog of contracts as of September 30, 1996 was a $14 million contract to construct a liftboat. Subsequent to year-end, this contract was assigned to TDI's wholly-owned subsidiary, TDII. In conjunction with this assignment, TDI will remain liable for the contract performance and has indemnified the customer for any legal or financial liability.